EXHIBIT 107
Calculation of Filing Fee Table

Form S-3
(Form Type)

Valley National Bancorp
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	(1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, no par value	457(a)	72,861,862	(2)	$9.07	(3)	$660,857,088.34	(3)	0.0001531	$101,177.22
Fees Previously Paid	N/A	N/A	N/A	N/A		N/A		N/A		N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A				N/A				N/A	N/A	N/A	N/A
	Total Offering Amounts							$660,857,088.34			$101,177.22
	Total Fees Previously Paid										—
	Total Fee Offsets				(4)						$87,599.97
	Net Fee Due										$13,577.25

(1)
The number of shares of common stock, no par value (the “Common Stock”) of Valley National Bancorp (the “Registrant”) to be registered pursuant to the Registration Statement on Form S-3ASR to which this exhibit relates (this “Registration Statement”) represents shares owned by the selling shareholder identified in the prospectus that forms a part of this Registration Statement (the “Selling Shareholder”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
All 72,861,862 shares of Common Stock are to be offered by the Selling Shareholder, of which (i) 71,861,862 shares were issued to the Selling Shareholder in connection with the completion of the Registrant’s acquisition of Bank Leumi Le-Israel Corporation pursuant to that certain Agreement and Plan of Merger, dated as of September 22, 2021, by and among Bank Leumi Le-Israel Corporation, the Registrant, and Volcano Merger Sub Corporation and (ii) 1,000,000 shares were purchased in a public offering of the Registrant’s Common Stock in November 2024.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rule 457(c) promulgated thereunder. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Registrant’s Common Stock as reported in the consolidated reporting system of the Nasdaq Stock Market on May 19, 2025, a date within five business days prior to the filing of this Registration Statement.

(4)
The Registrant filed a Registration Statement on Form S-3 (File No. 333-264069) on April 1, 2022 (the “2022 Registration Statement”) which registered an aggregate of 84,862,883 shares of the Registrant’s Common Stock which expired on April 1, 2025. As of the date of expiration of the 2022 Registration Statement and as of the date of filing of this Registration Statement, 71,861,862 shares of Common Stock registered under the 2022 Registration Statement remained unsold (the “Unsold Securities”). A registration fee of $87,599.97 was previously paid in connection with the Unsold Securities. In accordance with Rule 457(p) of the Securities Act, the Registrant is carrying forward these unused filing fees to partially offset the registration fee due in connection with this Registration Statement. The total amount of the registration fee before offsetting the unused filing fees from the 2022 Registration Statement is $101,177.22. Accordingly, $13,577.25 is being paid with this Registration Statement.

Table 2: Fee Offset Claims and Sources

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	(a)	Valley National Bancorp	S-3ASR	333-264069	April 1, 2022		$87,599.97	Equity	Common Stock, no par value	71,861,862	$944,983,485.30
Fee Offset Sources		Valley National Bancorp	S-3ASR	333-264069		April 1, 2022						$103,448.28

(a)	Any offering that included the Unsold Securities under the 2022 Registration Statement has terminated.